Filed With the Securities and Exchange Commission on December 13,2002
                                Registration No.



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ARGONAUT GROUP, INC.
               (Exact name of issuer as specified in its charter)

                               DELAWARE 95-4057601
                (State of other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

            10101 REUNION PLACE, SUITE 500, SAN ANTONIO, TEXAS 78216
               (Address of Principal Executive Offices) (Zip Code)

                              ARGONAUT GROUP, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                              Byron L. LeFlore, Jr.
                           Vice President, Secretary &
                                 General Counsel
                         10101 Reunion Place, Suite 500
                            San Antonio, Texas 78216
                            Telephone: (210) 321-8459
                     (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                                  Maximum
Title of Securities to be   Proposed Amount to   Proposed Maximum Offering        Aggregate       Amount of
Registered                  be Registered        Price Per Share                  Offering Price  Registration Fee
Common Stock                  2,340,700 shares   $16.035(1)                       $37,533,124     $  3,453.05
Common Stock                    159,300 shares   $18.60 (2)                       $   2,962,980   $    272.59


                                EXPLANATORY NOTE
-------------------------------------------------------------------------------
Argonaut Group, Inc. (the "Company") filed registration statements on Form S-8 on February 13, 1987 (Reg. No. 33-12034), on December 9, 1997 (Reg. No. 333-10712), on August 27, 1999 (Reg. No. 333-86101), and on August 7, 2000 (Reg.
No. 333-43230) (collectively, the "Previous Registrations") relating to the registration of shares of common stock, $0.10 par value per share ("Common Stock"), of the Company.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 2,500,000 shares of the Company's Common Stock which may be acquired upon the exercise of stock options granted and awards of restricted stock grants to employees of the Company.

The Previous Registrations are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

                                     PART II

Item 1.  Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

(a) The annual report on Form 10-K and/or any amendments thereto of the Registrant for the year ended December 31, 2001.

(b) The quarterly reports on Form 10-Q of the Registrant for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002.

(c) The Current Report on Form 8-K dated August 23, 2001, as amended by Form 8-K/A filed on November 5, 2001 and Form 8-K/A filed on November 14, 2002.

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(e) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS.

See List of Exhibits below.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 10, 2002.

                              ARGONAUT GROUP, INC.


                               By:  /s/ Mark E. Watson III
                               -----------------------------
                               Mark E. Watson III
                               Chief Executive Officer, President and Director (Principal Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of Argonaut Group, Inc., a Delaware corporation, do hereby constitute and appoint Mark E. Watson, III and Byron L. LeFlore, Jr., and each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of December 10, 2002.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 10, 2002 in the capacities indicated.


SIGNATURE                                  TITLE



/s/ Mark E. Watson III
--------------------------------------     President and Director
Mark E. Watson III                         (Principal Executive Officer)


/s/ Mark W. Haushill                       Vice President, Chief Financial
--------------------------------------     Officer and Treasurer (Principal
Mark W. Haushill                           Financial Officer and Principal
                                           Accounting Officer)



/s/ Jerrold V. Jerome
--------------------------------------
Jerrold V. Jerome                          Director


/s/ Judith Nelson
--------------------------------------
Judith Nelson                              Director


/s/ John R. Power, Jr.
--------------------------------------
John R. Power, Jr.                         Director


/s/ George A. Roberts
--------------------------------------
George A. Roberts                          Director


/s/ Gary V. Woods
--------------------------------------
Gary V. Woods                              Director


/s/ Fayez S. Sarofim
--------------------------------------
Fayez S. Sarofim                           Director


/s/ Michael T. Gray
--------------------------------------
Michael T. Gray                            Director

                                LIST OF EXHIBITS

EXHIBIT NUMBER       DESCRIPTION
5                    Legal Opinion of Byron L. LeFlore, Jr.(1)
23.1                 Consent of Byron L. LeFlore, Jr. (included in legal opinion filed as Exhibit 5)
23.2                 Consent of Arthur Andersen LLP (After reasonable efforts
                      to obtain the Consent of Arthur Andersen LLP, Argonaut Group has not been able to obtain such consent. Pursuant to Rule 437a promulgated under the Securities Exchange
                      Act of 1933, as amended, Argonaut Group may dispense with the requirement that the Consent of Arthur Andersen LLP be filed with this Registration Statement. While the extent of any resulting limitations on recovery by investors is unclear, the lack of a currently dated consent could limit the time within which any such actions by investors against Arthur Andersen LLP for liabilities arising under
                      Section 11 of the Securities Act of 1933, as amended,
                      must be brought.)
23.3                 Consent of Ernst & Young LLP(1)
24                   Power of Attorney (included on the signature pages filed
                      herewith)


(1)  Filed herewith.

                                    EXHIBIT 5

                     LEGAL OPINION OF BYRON L. LEFLORE, JR.
                                December 10, 2002

Argonaut Group, Inc.

Ladies and Gentlemen:

I have acted as counsel for Argonaut Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about December 10, 2002 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 2,500,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares").

As your counsel in connection with this transaction, I have examined such matters and documents as I have deemed necessary or relevant as a basis for this opinion.

Based on these examinations, it is my opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration
Statement.

Very truly yours,



/s/
Byron L. LeFlore, Jr.

                                  EXHIBIT 23.3

                        Consent of Independent Auditors

We consent to the use of our report dated January 29, 2002, with respect to the consolidated financial statements of Front Royal, Inc. included in Argonaut Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and our report dated February 19, 2001 with respect to the consolidated financial statements of Front Royal, Inc. included in Argonaut Group, Inc.'s Form 8-K/A dated November 5, 2001 and its form 8-K/A dated November 14, 2002, all incorporated by reference in Registration Statement (Form S-8) pertaining to the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Richmond, Virginia
December 12, 2002

1 Estimated solely for the purpose of calculating the registration fee. The fee has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale prices of the Registrant's common stock on the Nasdaq National Market on December 10, 2002. 2 Estimated solely for the purpose of calculating the registration fee. The fee has been calculated pursuant to Rule 457(g) based upon the exercise price of outstanding options.